UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  June 7, 2017

(Date of earliest event reported)

GMS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37784	46-2931287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Centre Parkway, Suite 800
Tucker, Georgia	30084
(Address of principal executive offices)	(Zip Code)

(800) 392-4619

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                Entry Into a Material Definitive Agreement.

On June 7, 2017 (the “Second Amendment Effective Date”), an indirect wholly-owned subsidiary of GMS Inc. (the “Company”), GYP Holdings III Corp. (“GYP III”), entered into a Second Amendment to First Lien Credit Agreement (the “Second Amendment”), among GYP III, GYP Holdings II Corp. (“Holdings”), the other guarantors party thereto, and Credit Suisse AG, as administrative agent and as 2017 Incremental First Lien Lender (as defined in the Second Amendment), which amended the First Lien Credit Agreement, dated as of April 1, 2014 (as amended by that certain Incremental First Lien Term Commitments Amendment, dated as of September 27, 2016, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Second Amendment Effective Date, the “Credit Agreement”), among GYP III, Holdings, each lender from time to time party thereto, and Credit Suisse AG, as administrative agent and as collateral agent. The Second Amendment provides for a new first lien term loan facility under the Credit Agreement in the aggregate principal amount of approximately $578 million due in April 2023 that bears interest at a floating rate based on LIBOR, with a 1.00% floor, plus 3.00%, representing a fifty basis point improvement compared to the interest rate of the existing first lien term loan facility under the Credit Agreement immediately prior to giving effect to the Second Amendment. Net proceeds from the new first lien term loan facility were used to repay GYP III’s existing first lien term loan facility of $478 million under the Credit Agreement and approximately $94 million of loans under its asset based revolving credit facility as well as related expenses. Except as described above, all other terms of the Credit Agreement remain the same.

The foregoing description of the Second Amendment does not propose to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Credit Suisse Securities (USA) LLC, an affiliate of Credit Suisse AG, has also acted as an underwriter for the initial public offering and secondary offerings of the Company’s common stock for which it has received customary compensation.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of the Second Amendment contained in Item 1.01 above are hereby incorporated by reference into this Item 2.03.

Item 7.01.                Regulation FD Disclosure.

On June 8, 2017, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference, announcing GYP III’s entry into the Second Amendment.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

10.1

Second Amendment to First Lien Credit Agreement, dated as of June 7, 2017, among GYP Holdings III Corp., GYP Holdings II Corp., the other guarantors party thereto, and Credit Suisse AG, as administrative agent and as 2017 Incremental First Lien Lender (as defined therein).

99.1	Press Release of GMS Inc., dated June 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

By:	/s/ H. Douglas Goforth
	Name:	H. Douglas Goforth
	Title:	Chief Financial Officer

Date: June 9, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amendment to First Lien Credit Agreement, dated as of June 7, 2017, among GYP Holdings III Corp., GYP Holdings II Corp., the other guarantors party thereto, and Credit Suisse AG, as administrative agent and as 2017 Incremental First Lien Lender (as defined therein).

99.1	Press Release of GMS Inc., dated June 8, 2017.